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                                                                   EXHIBIT 10.19


         Anthony H. Gould's employment arrangement with Image Sensing Systems currently is governed through an agreement with Grove Place Limited, a consulting company of which Mr. Gould is an employee, except that in 2000 his compensation increased from a total of $16,200 per month, as set forth in
Schedule II of the agreement, to $16,950 per month, and on February 12, 2002, he became President and Chief Executive Officer of Image Sensing Systems.



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                             DATED 1ST DECEMBER 1998





                           IMAGE SENSING SYSTEMS, INC.





                                      -AND-





                               GROVE PLACE LIMITED
                                ANTHONY H. GOULD





                              CONSULTANCY AGREEMENT





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                              CONSULTANCY AGREEMENT


         THIS AGREEMENT is made the 1st day of December l998 BETWEEN Image Sensing Systems, Inc., 1600 University Avenue West, 500 Spruce Tree Centre, St Paul, MN 55104 (hereinafter called "the Company") of the one part and Grove Place Limited Shelton Building, P.O. Box 3136, Main Street, Road Town, Tortola, British Virgin Islands (hereinafter called "the Consultant") of the other part.

         WHEREBY IT IS AGREED as follows:

1. APPOINTMENT. The Company appoints the Consultant and the Consultant agrees to serve the Company with effect from 1st December 1998. This Agreement may be terminated by either party giving the other party 6 months notice in writing.

         The Consultant shall without any further remuneration other than is hereinafter mentioned, perform his duties as hereinafter mentioned and as set forth in Schedule I attached hereto, wither at the offices of Grove Place Limited the company in Bangkok or elsewhere as the Company may in its reasonable discretion from time to time require.

2. REMUNERATION AND BENEFITS. The Consultant shall be paid by way of remuneration for his services during his employment hereunder a salary and benefits as set out in Schedule II or otherwise as may be agreed in writing from time to time between each of the parties hereto. The Consultant's salary shall be reviewed annually and any increases resulting from the review will be effective as from the first day of the month following the review.

3. DUTIES OF THE CONSULTANT.

         (a) The Consultant shall unless prevented by incapacity

                  (i) under this Agreement devote the whole of his time attention and ability to the carrying out of his duties set out in the Agreement and in all respects comply with directions and regulations given or made and shall well and faithfully serve the Company and Group Companies;

                  (ii) faithfully and diligently perform those duties and exercise such powers consistent with them which are from time to time assigned to or vested in him;

                  (iii) obey all lawful and reasonable directions of the company,

                  (iv) use his best endeavors to promote the interests of the Company and Group companies;

                  (v) if and for so long as the Company requires, act as an officer of and carry out duties for any Group company or hold any other appointment or office as nominee or representative of the Company or and Group company.


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         The Consultant is expected to work such hours as are necessary properly to undertake the duties assigned to him and, so far as practicable, to adhere to the normal hours of his place of employment.

         (b) Subject to any regulations from time to time issued by the Company which may apply to him, the Consultant shall not receive or obtain directly or indirectly any discount rebate commission or other inducement in respect of any sale or purchase of any goods or services effected or other business transaction (whether or not by him) by or on behalf of the company or any Group company and if he (or any form or company in which; he is directly or indirectly engaged, concerned or interested) shall obtain any such discount rebate commission or inducement he shall immediately account to the Company for the amount received by him or the amount received by such firm company.

4. CONFLICT OF INTEREST. During the continuance of his employment the Consultant shall not (unless otherwise agreed in writing by the Company) undertake any other business or profession or be or become an employee or agent of any other company firm or person or assist in any other business or profession. However, nothing in this paragraph shall preclude the Consultant from holding or acquiring by way of bona fide investment only shares representing no more than 2 percent of the issued equity capital of any quoted company unless the Company shall require him not to do so in any particular case on the ground that such other company is or may be carrying on a business competing or intending to compete with the business of the Company or any Group Company.

5. SHARE DEALINGS. The Consultant shall comply with the Code for Transactions as defined by the United States Securities and Exchange Commission in the Shares of Image Sensing Systems, Inc.

6. CONFIDENTIALITY.

         (a) The Consultant shall not either during his appointment or at any time after its termination disclose to any person or persons (except to those authorized by the Company to know) or use for his own purposes or for any purposes other than those of the Company any private, confidential or secret information of the Company (including in particular lists or details of customers of the Company or relating to the working of any process or invention carried on of used by the Company) of which be has obtained by virtue of his appointments or in respect of which the Company is bound by an obligation of confidence to a third party. These restrictions shall cease to apply to information or knowledge which may (otherwise than through the default of the Consultant) become available to the public generally.

         (b) The provisions of sub-clause a) Shall apply mutatis mutandis in relation to the private, confidential or secret information of each Group company which the Consultant may have received or obtained during his appointment and the Consultant shall upon request enter into an enforceable agreement with any such company to the like effect.

         (c) All notes, memoranda, books, documents, records and writing made by the Consultant relating to the business of the Company or Group companies shall be and remain the property of the company or Group company to whose business they relate and shall be returned


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by him together with any credit cards, keys or other property of or relating to the business of the Company or Group companies upon request and immediately upon the termination for any reason of this Agreement

7. MEDICAL EXAMINATION. The Consultant shall at the expense of the Company submit periodically to a medical examination by a registered medical by a registered medical practitioner nominated by the Company and shall authorize such medical practitioner to disclose to and discuss with the Company's authorized officer the results of the examination and the matters which arise from it so that the Company's authorized officer can notify the Company of any matters he considers might impair the Consultant from properly discharging his duties provided that no such disclosure is made prior to the Consultant being properly counseled by the medical practitioner.

8. INCAPACITY.

         (a) If the Consultant shall be prevented by illness (including mental disorder) accident or other incapacity from properly performing his duties hereunder he shall report this fact forthwith to the Company and if the Consultant is so prevented shall provide a medical practitioner's statement on the sixth day and weekly thereafter. Immediately following his return to work after a period of absence the Consultant shall complete appropriate documentation detailing the reason for his absence.

         (b) If the Consultant shall be absent from his duties hereunder due to illness (including mental disorder) accident or other incapacity duly certified in accordance with the provisions of sub-clause a) hereof he shall be paid his base salary hereunder for up to 180 days absence in any period of 12 months and thereafter such remuneration if any as the Board shall in its discretion from time to time allow provided that there shall be deducted from or set off against such remuneration any Statutory Sick Pay to which the Consultant is entitled and Social Security Sickness Benefit or other benefits recoverable by the Consultant whether or not recovered.

         (c) If the Consultant is incapacitated for a continuous period of 180 days or periods aggregating 125 working days in the preceding 12 months then the company may terminate the Agreement on 4 months notice given either during or not later than one month after the end of such period of incapacity.

9. GRIEVANCES. If the Consultant has any grievances relating to his employment these should be raised with the President & CEO.

10. TERMINATION OF AGREEMENT.

         (a) The Agreement shall be terminable by notice as provided for in Clause l.

         (b) Notwithstanding the provisions of Clause 1 hereof the company may either suspend the Consultant pending investigation or at the discretion terminate this Agreement with immediate effect if the Consultant.


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                  (i) commits any act of gross misconduct or repeats or
         continues (after written warning) any other serious breach of his obligations under the Agreement; or

                  (ii) is guilty of any conduct which in the reasonable opinion of the Board of the Company brings him, the Company or any Group company into disrepute; or

                  (iii) is convicted of any criminal offence; or

                  (iv) commits any act of dishonesty whether relating to the Company, and Group company. Any of its or their employees or otherwise; or

                  (v) becomes bankrupt or makes any arrangements or composition with his creditors generally.

                 On the termination of this Agreement for whatever reason, the Consultant shall at the request of the Company resign from all offices held by him in any Group company and from all other appointments or offices which he holds as nominee or representative of the company or any Group company and if he should fail to do so within seven days the Company is hereby irrevocably authorized to appoint some person in his name and on his behalf to sign any documents or do any things necessary or requisite to give effect to these. Such resignation(s) shall be without prejudice to any claims which the Consultant may have against any company arising out of this Agreement or the termination thereof.

                 It is understood that following termination of this Agreement and in accordance with normal ethical and professional standards the Consultant will refrain from taking any action of making statements, either written or oral, which are intended to and do disparage the goodwill or reputation of the Company, its Directors, Officers, Executives, or which could adversely affect the moral of other employees.

11. POST TERMINATION OBLIGATIONS OF THE CONSULTANT. For the purposes of this clause Business shall be defined as businesses of the Company or any Group company in which the Consultant has been involved to a material extent during the period of twelve months prior to the termination of his employment hereunder.

         (a) Non-competition. The Consultant shall not for a period of 12 months after the termination of his employment (however that comes about and whether lawful or not) in relation to the Business.

                  (i) be directly or indirectly engaged concerned or interested in any capacity whether as Director Principal Agent Partner Consultant Employee or otherwise in any other business of whatever kind which is wholly or partly in competition with the Business.

                  (ii) provide technical commercial or professional advice to any business concern which is wholly or partly in competition with the Business.

         (b) Non-solicitation. The Consultant shall not for a period of 12 months after the termination of his employment hereunder (howsoever that comes about and whether lawfully or


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not) directly and indirectly and whether on his own behalf or on behalf of any other body which is wholly or partly in competition with the Business:

                  (i) solicit custom, entice customers or interface with the relationship between customers for any products of services where such customers were carrying on trade with the Business at any time during the 12 months prior to such determination; or

                  (ii) solicit or endeavor to entice away, offer employment to or employ any person who at any time during 12 months prior to such determination was employed by the Business; or

                  (iii) interfere or seek to interfere or take such steps as may interfere with the continuance of supplies to the Business from any suppliers who have been supplying components materials of services to the Business at any time during the last 12 months of his employment hereunder.

         (c) The parties agree that the convenants set our in clauses a) and b) above are separate and severable and enforceable accordingly and whilst the restrictions are considered by the parties to be reasonable in all the circumstances as at the date hereof it is acknowledge that restrictions of such a nature may be invalid because of changing circumstances or other unforeseen reasons and accordingly if any of the restrictions shall be adjudged to be void or ineffective for whatever reason but would be adjudged to be valid and effective if part of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope, they shall apply with such modifications as may be necessary to make them valid and effective.

12. GENERAL.

         (a) Other Terms. The provisions of the company's standard terms and conditions of employment (where applicable and as amended from time to time) sha11 be the terms of the Consultant's employment except so far as they are inconsistent with this Agreement.

         (b) Prior Agreements. This Agreement sets out the entire agreement and understanding of the parties and is in substitution for any previous contracts of employment or any agreements for the provision of services by the Consultant to the Company or any of its Group companies (which shall be deemed to have been terminated by mutual consent).

         (c) Accrued Rights. The expiration or termination of this Agreement however arising shall not operate to affect such of the provisions of this Agreement as are expressed to operate or have effect after then and shall be without prejudice to any accrued rights or remedies of the parties.

         (d) Definitions. In this Agreement Group means any subsidiary or associated company for the time being of the Company. "Group company" means all or any subsidiary or Associated company for the time being the business of which tire Consultant is concerned with by virtue of his duties hereunder. "Associated company" means any company in which the Company and any of the Group companies can together exercise more that twenty (20) percent of the voting rights of the issued share capital of that company. "Board" means the Board of Directors of the Company for the time being.



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         (e) Proper Law. The validity construction and performance of this
Agreement shall be governed by the Laws of the State of Minnesota, USA.

         (f) Notices. Any notice in writing to be served hereunder may be given by the Company personally to the Consultant or by the Consultant to an appropriate officer of the Company or may be posted to the Company (for the attention of its Secretary) at its principal office for the time being or by the Company to the Consultant either at this address given above or at his last known address. Any such notice sent by post shall be deemed served forty-eight hours after it is posted and in proving such service it shall be sufficient to prove that the notice was properly addressed in the case of the Consultant to his last known address and put in the post.

         As WITNESS whereof the Agreement has been executed by or on behalf of the parties hereto the day and year first before written.


Signed by
For and on behalf of Image Sensing Systems, Inc.

/s/ William L. Russell

In the presence of


Signed by the Consultant

/s/ Anthony H. Gould

In the presence of




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
                                   SCHEDULE 1


Consultancy Agreement
Grove Place Ltd. - Mr. Anthony Gould

MISSION

To create an Asian presence for products developed or offered by Image Sensing Systems, Inc. to include marketing, sales, and service in the near term with a long term objective to develop a full line products supply, service and integration business for the Traffic and Transportation sector within Asia.

POSITION

MANAGING DIRECTOR, ISS ASIA

REPORTS TO:  President & CEO, Image Sensing Systems, Inc.

DUTIES

1. Develop a products business within ASIA for technology developed by Image Sensing Systems including software and hardware systems.

2. Formulate an annul financial and operational business plan meeting or exceeding the requirements of the ISS BoD and agreed with the CEO.

3.       Participate in the annual Company Strategic Planning process.

4. Organize, staff and manage the business unit consistent with ongoing needs of the business.

5. Identify, appoint and manage a distribution network within the defined territory.

6. Identify potential strategic or joint venture partners within Asia for projects or day to day business.

7.       Provide monthly management activity reports to the CEO.

8. Otherwise perform duties that may be requested by the CEO or BoD from time to time.



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                                   SCHEDULE II


CONSULTANCY AGREEMENT
GROVE PLACE LTD --MR. ANTHONY GOULD

REMUNERATION AND BENEFITS

Consultant Fees:                    $15,000.00 US per month, includes office and
                                    secretarial expense.

Additional Benefit:                 $ 1,200.00 US per month to cover auto,
                                    health/medical.

Business Expense:                   Actual travel and entertainment expense paid
                                    within seven days of submission of expenses subject to approval.

Vacation:                           15 working days per year, 20 working days
                                    after 5 years.

Share Options:                      Subject to Board of Director approval an
                                    initial incentive share option grant of
                                    10,000 shares will be awarded in the name specified by the consultant.

Bonus: Participation in the annual management bonus plan designed to provide incentive to meet and exceed agreed budget objectives.